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COLUMBIA INSURANCE CORPORATION, LTD.
INTERIM REPORT RULE 24                                                 EXHIBIT 5
ESTIMATED SAVINGS - CAPTIVE COMPARED TO COMMERCIAL INSURANCE




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
CICL OPTION
POLICY PERIOD          1996-97          1997-98           1998-99           1999-00          2000-01            CUM PREMIUM
---------------------------------------------------------------------------------------------------------------------------

GL/AL              $    3,250,672   $    3,949,662    $    3,190,770     $  3,041,000     $  2,812,000
All-Risk           $    1,397,203   $    1,618,057    $    1,960,760     $  2,400,000     $  2,646,000
                    ------------------------------------------------------------------------------------
Total              $    4,647,875   $    5,567,719    $    5,151,530     $  5,441,000     $  5,458,000    $      26,266,124
Investment Income                                                                                          o/s
Pre-tax saving     $      602,125   $      179,511    $       79,149     $    784,100     $    775,800            2,420,685
                                                                                                          -----------------
Total Cost                                                                                                       23,845,439


GUARANTEED COST OPTION
POLICY PERIOD          1996-97          1997-98           1998-99           1999-00          2000-01
---------------------------------------------------------------------------------------------------------------------------

GL/AL              $    2,750,000   $    3,159,730    $    2,552,616     $  3,345,100     $  3,233,800
All-risk           $    2,500,000   $    2,587,500    $    2,678,063     $  2,880,000     $  3,000,000
                    ------------------------------------------------------------------------------------
Total              $    5,250,000   $    5,747,230    $    5,230,679     $  6,225,100     $  6,233,800    $      28,686,809


ANNUAL SAVINGS                11%               3%                2%              13%              12%
CUMULATIVE INVESTMENT INCOME (EST.)                                                                               2,000,000
CUMULATIVE SAVINGS PERCENTAGE                                                                                        15.41%


CUMULATIVE SAVINGS AMOUNT                                                                                         4,420,685

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